Exhibit 99.1

For further information:
David T. Provost, CEO
Dennis L. Klaeser, CFO
800-867-9757

Chemical Financial Corporation reports second quarter 2019 net income of $69.6 million, representing $0.96 of earnings per diluted share

DETROIT, MI, July 24, 2019 -- Chemical Financial Corporation ("Chemical") (NASDAQ:CHFC) today announced 2019 second quarter net income of $69.6 million, or $0.96 per diluted share, compared to 2019 first quarter net income of $62.9 million, or $0.87 per diluted share, and 2018 second quarter net income of $69.0 million, or $0.96 per diluted share. Net income, excluding the change in fair of value in loan servicing rights and merger expenses (collectively, "significant items"), a non-GAAP financial measure, was $76.3 million, or $1.06 per diluted share, in the second quarter of 2019, compared to $73.3 million, or $1.02 per diluted share, in the first quarter of 2019 and $69.0 million, or $0.96 per diluted share, in the second quarter of 2018.(1) Net income for the second quarter of 2019 also included $4.2 million in net gain on sale of investment securities resulting from the repositioning of our securities portfolio as we plan for our future following the previously announced proposed merger of equals with TCF Financial Corporation ("TCF"), a benefit of $0.04 to diluted earnings per share.

"We are pleased with our core underlying trends for the quarter, including improvement in profitability ratios, increased net interest income driven by solid loan growth and a continued low operating efficiency ratio as a result of disciplined expense management," noted David T. Provost, Chief Executive Officer of Chemical and Thomas C. Shafer, Vice Chairman of Chemical and Chief Executive Officer of Chemical Bank. "As we look forward to the remainder of the year, we plan to complete our proposed merger of equals with TCF on August 1, 2019. We believe the shared strategic vision and complementary strengths of the two organizations, as we bring together the best of both banks, will position us to provide a more robust product set to a broader customer base, with limited overlap and disruption positioning us to thrive in today's evolving banking environment."

Return on average assets was 1.27% for the second quarter of 2019, compared to 1.17% for the first quarter of 2019 and 1.39% for the second quarter of 2018. Return on average assets, excluding significant items, a non-GAAP financial measure, was 1.39% for the second quarter of 2019, compared to 1.36% for the first quarter of 2019 and 1.39% for the second quarter of 2018.(1) Return on average tangible shareholders' equity was 15.7% for the second quarter of 2019, compared to 14.8% for the first quarter of 2019 and 17.8% for the second quarter of 2018. Return on average tangible shareholders' equity, excluding significant items, a non-GAAP financial measure, was 17.3% for the second quarter of 2019, compared to 17.2% for the first quarter of 2019 and 17.8% for the second quarter of 2018.(1)

Net interest income was $165.2 million for the second quarter of 2019, $2.3 million, or 1.4%, higher than the first quarter of 2019 and $7.6 million, or 4.8%, higher than the second quarter of 2018. The increase in net interest income in the second quarter of 2019, compared to the first quarter of 2019, was primarily attributable to the benefit from an increase in average balances and yields earned on loans, partially offset by an increase in average short-term borrowings and cost of funds. The increase in net interest income in the second quarter of 2019, compared to the second quarter of 2018, was primarily attributable to increases in average balances and yields earned on loans and investment securities, partially offset by increases in average interest-bearing deposit balances and cost of funds. Second quarter of 2019 loan growth was $537.9 million, or an annualized growth rate of 14.0%, compared to the first quarter of 2019, and loan growth over the past twelve months was $1.28 billion, or 8.8%. The investment securities portfolio grew by $803.3 million, net of approximately $135 million of sales completed in the second quarter of 2019 to reposition the portfolio, compared to the second quarter of 2018.

Net interest margin was 3.31% in the second quarter of 2019, compared to 3.38% in the first quarter of 2019 and 3.54% in the second quarter of 2018. Net interest margin (fully taxable equivalent (FTE)), a non-GAAP financial measure, was 3.36% in the second quarter of 2019, compared to 3.42% in the first quarter of 2019 and 3.59% in the second quarter of 2018.(1) The decrease in net interest margin (FTE), in the second quarter of 2019, compared to the first quarter of 2019 , was primarily due to an increase in average interest-bearing liabilities and cost of funds, partially offset by increases in average balance and yield earned on loans. The decrease in net interest margin (FTE), in the second quarter of 2019, compared to the second quarter of 2018, was primarily due to an increase in average interest-bearing deposits and cost of funds, partially offset by increases in average balances and yields earned on loans and investment securities. Average cost of funds was 1.20% in the second quarter of 2019, compared to 1.13% in the first quarter of 2019 and 0.76% in the second quarter of 2018. The average yield on the loan portfolio increased to 4.90% in the second quarter of 2019, compared to 4.86% in the first quarter of 2019 and 4.63% in the second quarter of 2018. Interest accretion from purchase accounting discounts on acquired loans contributed 22 basis points to the net interest margin (FTE) in both the second and first quarters of 2019, compared to 26 basis points in the second quarter of 2018.

The provision for loan losses was $7.5 million in the second quarter of 2019, compared to $2.1 million in the first quarter of 2019 and $9.6 million in the second quarter of 2018. The increase in total provision for loan losses in the second quarter of 2019, compared to the first quarter of 2019, was primarily the result of an increase in originated loan growth. The decrease in the provision for loan losses in the second quarter of 2019, compared to the second quarter of 2018, was primarily the result of lower charge-offs.

Net loan charge-offs were $1.8 million, or 0.05% of average loans, in both the second and first quarters of 2019, compared to $4.3 million, or 0.12% of average loans, in the second quarter of 2018.

Nonperforming loans totaled $97.7 million at June 30, 2019, compared to $89.3 million at March 31, 2019 and $66.7 million at June 30, 2018. Nonperforming loans comprised 0.62% of total loans at June 30, 2019, compared to 0.58% at March 31, 2019 and 0.46% at June 30, 2018. The increase in nonperforming loans at June 30, 2019, compared to March 31, 2019 and June 30, 2018 was primarily due to commercial and commercial real estate loans downgraded to nonaccrual status. Each nonperforming loan is individually evaluated for impairment, and we have either established a specific reserve within the allowance for loan losses or charged the loan relationship down to the value of the underlying collateral.

The allowance for loan losses on the originated loan portfolio was $116.0 million, or 0.90% of originated loans, at June 30, 2019, compared to $110.3 million, or 0.91% of originated loans, at March 31, 2019 and $100.0 million, or 0.94% of originated loans, at June 30, 2018. The allowance for loan losses on the originated loan portfolio as a percentage of nonperforming loans decreased to 118.7% at June 30, 2019, compared to 123.5% at March 31, 2019 and 149.9% at June 30, 2018, primarily due to sustained low loan charge-off rates and improvement in historical loss factors for commercial loans. All acquired loans were recorded at their estimated fair value at each respective acquisition date without a carryover of the related allowance and, as of June 30, 2019, March 31, 2019 and June 30, 2018, we determined that no allowance was needed for the acquired loan portfolio.

Noninterest income was $38.2 million in the second quarter of 2019, compared to $24.9 million in the first quarter of 2019 and $38.0 million in the second quarter of 2018. Noninterest income in the second quarter of 2019 increased $13.3 million, compared to the first quarter of 2019, primarily related to increases in gain on sale of investment securities of $4.1 million, net gain on sale of loans and other mortgage banking revenue of $3.6 million and swap fee income of $2.1 million, included within other noninterest income. Noninterest income in the second quarter of 2019 increased $146 thousand, compared to the second quarter of 2018, primarily due to the benefit from sales of investment securities, partially offset by a decrease in net gain on sale of loans and other mortgage banking revenue. Net gain on sales of investment securities of $4.2 million provided a benefit of $0.04 to diluted earnings per share in the second quarter of 2019. Net gain on sale of loans and other mortgage banking revenue included a $5.5 million detriment to earnings due to a change in fair value in loan servicing rights in the second quarter of 2019, compared to a $7.6 million detriment in the first quarter of 2019 and a $30 thousand detriment in the second quarter of 2018. The change in fair value in loan servicing rights was a detriment of $0.06 to diluted earnings per share in the second quarter of 2019, compared to a detriment of $0.09 in the first quarter of 2019 and no impact in the second quarter of 2018.

Operating expenses were $111.0 million in the second quarter of 2019, compared to $109.0 million in the first quarter of 2019 and $104.6 million in the second quarter of 2018. Operating expenses, core, a non-GAAP financial measure that excludes the impact of merger expenses and federal historic tax credits, were $107.7 million for the second quarter of 2019, compared to $103.6 million for the first quarter of 2019 and $102.8 million for the second quarter of 2018.(1) The $4.1 million increase in operating expenses, core, in the second quarter of 2019, compared to the first quarter of 2019, was primarily due to an increase in salaries, wages and employee benefits. The increase to salaries, wages and employee benefits in the second quarter of 2019, compared to the first quarter of 2019 was impacted by an increase in mortgage loan commission expense of $1.8 million and annual merit increases effective in April, partially offset by an increase in the deferral of loan origination costs due to higher loan production. The $4.9 million increase in operating expenses, core, in the second quarter of 2019, compared to the second quarter of 2018, was primarily due to an increase in salaries, wages and employee benefits impacted by annual merit increases and increases in staff to support our strategic focus on commercial lending growth and an increase in outside processing and service fees due to the substantial enhancements to our core operating systems. Second quarter of 2019 included $3.0 million of merger related expenses, or a detriment of $0.04 to diluted earnings per share, compared to $5.4 million of merger related expenses, or a detriment of $0.06 to diluted earnings per share in the first quarter of 2019. Impairment related to federal historic tax credits, included within other operating expense in our Consolidated Statements of Income, totaled $271 thousand in the second quarter of 2019 and $1.7 million in the second quarter of 2018.

The efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. The efficiency ratio was 54.6% in the second quarter of 2019, compared to 58.1% in the first quarter of 2019 and 53.5% in the second quarter of 2018. The adjusted efficiency ratio, a non-GAAP financial measure, which excludes, as applicable, the significant items defined above, amortization of intangibles, impairment of federal income tax credits, the net interest income FTE adjustment and gains from sale of investment securities, was 51.3% in the second quarter of 2019, compared to 51.7% in the first quarter of 2019 and 51.2% in the second quarter of 2018.(1)

The effective tax rate was 18.0% in the second quarter of 2019, compared to 17.8% in the first quarter of 2019 and 15.3% in the second quarter of 2018. The tax rate for the second quarter of 2019 and second quarter of 2018 benefited from federal historic tax credits of $260 thousand and $1.9 million, respectively. The income tax benefit from the tax credits placed into service was partially offset by the impairment recorded on the same tax credits included within other operating expenses.

Total assets were $22.49 billion at June 30, 2019, compared to $21.80 billion at March 31, 2019 and $20.28 billion at June 30, 2018. The increase in total assets during the second quarter of 2019 was primarily attributable to net loan growth while the increase in the twelve months ended June 30, 2019 was additionally attributable to additions to the investment securities portfolio.

Total loans were $15.86 billion at June 30, 2019, an increase of $537.9 million, from total loans of $15.32 billion at March 31, 2019 and an increase of $1.28 billion, from total loans of $14.58 billion at June 30, 2018. Originated loan growth was $728.8 million during the second quarter of 2019, compared to $297.5 million in the first quarter of 2019 and $684.0 million in the second quarter of 2018. Growth in the originated loan portfolio was partially offset by run-off in the acquired loan portfolio of $190.9 million in the second quarter of 2019, compared to $243.2 million in the first quarter of 2019 and $323.1 million in the second quarter of 2018.

The investment securities portfolio totaled $3.94 billion at June 30, 2019, an increase of $12.3 million, compared to $3.92 billion at March 31, 2019, and an increase of $803.3 million, compared to $3.13 billion at June 30, 2018. The increase in the investment securities portfolio in both the second quarter of 2019 and the twelve months ended June 30, 2019 reflects our long-term plan to increase our investment securities portfolio as a percentage of total assets.

Total deposits were $15.88 billion at June 30, 2019, compared to $16.06 billion at March 31, 2019 and $14.55 billion at June 30, 2018. The decrease in deposits during the second quarter of 2019 was primarily due to a seasonal decrease in municipal interest-bearing checking deposits, partially offset by an increase in non-interest bearing checking deposits. The increase in deposits during the twelve months ended June 30, 2019 was primarily due to increases of $1.31 billion in customer deposits and $19.7 million in brokered deposits. Collateralized customer deposits were $291.7 million at June 30, 2019, compared to $413.2 million at March 31, 2019 and $378.9 million at June 30, 2018. Loans, as a percentage of deposits plus collateralized customer deposits, were 98.1% at June 30, 2019, compared to 93.0% at March 31, 2019 and 97.7% at June 30, 2018.

Short-term borrowings were $2.62 billion at June 30, 2019, compared to $1.74 billion at March 31, 2019 and $2.10 billion at June 30, 2018. Short-term borrowings include short-term FHLB advances that we used to fund our short-term liquidity needs, including to support loan growth. Long-term borrowings were $426.1 million at both June 30, 2019 and March 31, 2019, compared to $331.0 million at June 30, 2018.

Our shareholders' equity to total assets ratio was 13.1% at June 30, 2019, compared to 13.3% at March 31, 2019 and 13.6% at June 30, 2018. Tangible shareholders' equity to tangible assets ratio, a non-GAAP financial measure, and total risk-based capital ratio were 8.4% and 11.5% (estimated), respectively, at June 30, 2019, compared to 8.5% and 11.7%, respectively, at March 31, 2019 and 8.3% and 11.4%, respectively, at June 30, 2018.(1) Book value was $41.27 per share at June 30, 2019, compared to $40.50 per share at March 31, 2019 and $38.52 per share at June 30, 2018. Tangible book value, a non-GAAP financial measure, was $25.18 per share at June 30, 2019, compared to $24.39 per share at March 31, 2019 and $22.33 per share at June 30, 2018.(1) If the proposed merger with TCF closes as anticipated on August 1, 2019, the combined company Board of Directors intends to declare the third quarter of 2019 common and preferred stock dividends on that date for the combined company. These dividends are expected to be payable in the third quarter of 2019.

(1)
Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.

Conference Call Details

Chemical Financial Corporation will host a conference call to discuss second quarter of 2019 operating results on Thursday, July 25, 2019, at 11:00 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 888-378-4398 and entering 339057 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Information" section. A copy of the slide-show presentation can be accessed on Chemical Financial Corporation's website and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.

About Chemical Financial Corporation

Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. We operate through our subsidiary bank, Chemical Bank, with 212 banking offices located primarily in Michigan, northeast Ohio and northern Indiana. At June 30, 2019, we had total consolidated assets of $22.49 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about Chemical Financial Corporation is available by visiting the "Investor Information" section of our website at www.chemicalbank.com.

Non-GAAP Financial Measures

This press release contains references to financial measures that are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include net income (excluding significant items), diluted earnings per share (excluding significant items), return on average assets, return on average shareholders' equity and return on average tangible shareholders' equity (each excluding significant items), tangible book value per share, tangible shareholders' equity to tangible assets, the presentation of net interest income and net interest margin on a FTE basis, core operating expenses, operating expenses-efficiency ratio, and the adjusted efficiency ratio.

Management used non-GAAP financial measures as follows; in the preparation of our operating budgets, monthly financial performance reporting, and in our presentation to investors of our performance. We believe these non-GAAP financial measures are helpful for investors to analyze and evaluate our financial condition. However, these non-GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for GAAP measures. In addition, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP historical measures in this press release with other companies' non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.

Forward-Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding Chemical Financial loan pipeline, future loan growth, increases in net interest income, and the belief that we are in a solid position for a successful 2019. Words and phrases such as "anticipate," "believe," "plan," "continue," "estimate," "expect," "forecast," "future," "intend," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements.

Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and loan servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	our inability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry;

•	operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth and systems conversion in 2018;

•	our inability to grow deposits;

•	our ability to execute on our strategy to expand investments and commercial lending;

•	our inability to efficiently manage our operating expenses;

•	the possibility that our previously announced merger with TCF does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all;

•	the occurrence of any event, change or other circumstance that could give rise to the right of Chemical, TCF or both to terminate the merger agreement;

•
the outcome of pending or threatened litigation or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to our proposed merger with TCF;

•	potential difficulty in maintaining relationships with clients, employees or business partners as a result of our proposed merger with TCF;

•
the possibility that the anticipated benefits of our proposed merger with TCF, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where Chemical and TCF do business, or as a result of other unexpected factors or events;

•
the impact of purchase accounting with respect to the proposed merger with TCF, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;

•	diversion of management's attention from ongoing business operations and opportunities as a result of the proposed merger with TCF;

•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed merger with TCF;

•
economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values;

•	a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results;

•	increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses;

•	increases in competitive pressure in the banking and financial services industry;

•	increased capital requirements, other regulatory requirements or enhanced regulatory supervision;

•	our inability to sustain revenue and earnings growth;

•	the timing of when historic tax credits are placed into service could impact operating expenses;

•	our inability to efficiently manage operating expenses;

•	our inability to increase our investment securities portfolio as a percentage of total assets;

•	current or future restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals;

•	legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us;

•	changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; and

•	economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A of Chemical’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018, in the Joint Proxy Statement/Prospectus regarding the proposed merger that was filed with the SEC on May 3, 2019 pursuant to Rule 424(b)(3) by Chemical and in Quarterly Reports on Form 10-Q. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Chemical disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018

Assets
Cash and cash equivalents:
Cash and cash due from banks	$200,034	$206,372	$228,527	$222,748
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	392,724	311,204	267,312	302,532
Total cash and cash equivalents	592,758	517,576	495,839	525,280
Investment securities:
Carried at fair value	3,369,872	3,301,054	3,021,832	2,529,910
Held-to-maturity	566,046	622,519	624,099	602,687
Total investment securities	3,935,918	3,923,573	3,645,931	3,132,597
Loans held-for-sale	33,019	23,535	85,030	46,849
Loans	15,861,903	15,324,048	15,269,779	14,579,693
Allowance for loan losses	(115,967)	(110,284)	(109,984)	(100,015)
Net loans	15,745,936	15,213,764	15,159,795	14,479,678
Premises and equipment	123,708	122,452	123,442	125,970
Loan servicing rights	60,658	64,701	71,013	70,364
Goodwill	1,134,568	1,134,568	1,134,568	1,134,568
Core deposit intangibles	25,835	27,195	28,556	31,407
Interest receivable and other assets	839,365	772,949	754,167	735,890
Total Assets	$22,491,765	$21,800,313	$21,498,341	$20,282,603
Liabilities
Deposits:
Noninterest-bearing	$3,925,777	$3,835,427	$3,809,252	$3,894,259
Interest-bearing	11,953,659	12,226,572	11,784,030	10,657,277
Total deposits	15,879,436	16,061,999	15,593,282	14,551,536
Collateralized customer deposits	291,671	413,199	382,687	378,938
Short-term borrowings	2,615,000	1,740,000	2,035,000	2,095,000
Long-term borrowings	426,069	426,035	426,002	330,956
Interest payable and other liabilities	326,054	261,571	225,110	175,174
Total liabilities	19,538,230	18,902,804	18,662,081	17,531,604
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	71,559	71,551	71,460	71,418
Additional paid-in capital	2,212,665	2,209,860	2,209,761	2,205,402
Retained earnings	699,712	654,605	616,149	521,530
Accumulated other comprehensive loss	(30,401)	(38,507)	(61,110)	(47,351)
Total shareholders' equity	2,953,535	2,897,509	2,836,260	2,750,999
Total Liabilities and Shareholders' Equity	$22,491,765	$21,800,313	$21,498,341	$20,282,603

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest income
Interest and fees on loans	$188,875	$183,292	$165,388	$372,167	$322,206
Interest on investment securities:
Taxable	21,214	20,501	14,706	41,715	27,125
Tax-exempt	7,297	7,170	5,998	14,467	11,554
Dividends on nonmarketable equity securities	2,401	1,738	2,189	4,139	4,090
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	1,641	1,280	1,301	2,921	2,541
Total interest income	221,428	213,981	189,582	435,409	367,516
Interest expense
Interest on deposits	42,011	38,998	19,707	81,009	35,624
Interest on collateralized customer deposits	537	627	641	1,164	1,165
Interest on short-term borrowings	11,345	9,178	10,408	20,523	18,574
Interest on long-term borrowings	2,374	2,354	1,289	4,728	2,753
Total interest expense	56,267	51,157	32,045	107,424	58,116
Net interest income	165,161	162,824	157,537	327,985	309,400
Provision for loan losses	7,502	2,059	9,572	9,561	15,828
Net interest income after provision for loan losses	157,659	160,765	147,965	318,424	293,572
Noninterest income
Service charges and fees on deposit accounts	8,247	7,967	9,690	16,214	19,124
Wealth management revenue	6,966	5,872	7,188	12,838	13,499
Other charges and fees for customer services	5,755	4,824	4,799	10,579	9,582
Net gain on sale of loans and other mortgage banking revenue	4,532	894	8,844	5,426	21,379
Net gain on sale of investment securities	4,160	87	3	4,247	3
Other	8,504	5,213	7,494	13,717	14,985
Total noninterest income	38,164	24,857	38,018	63,021	78,572
Operating expenses
Salaries, wages and employee benefits	62,129	60,017	56,148	122,146	111,705
Occupancy	7,786	8,277	7,679	16,063	15,690
Equipment and software	7,076	6,979	8,276	14,055	15,935
Outside processing and service fees	12,206	11,726	10,673	23,932	21,029
Merger expenses	3,042	5,424	—	8,466	—
Other	18,764	16,592	21,785	35,356	41,812
Total operating expenses	111,003	109,015	104,561	220,018	206,171
Income before income taxes	84,820	76,607	81,422	161,427	165,973
Income tax expense	15,226	13,665	12,434	28,891	25,389
Net income	$69,594	$62,942	$68,988	$132,536	$140,584
Earnings per common share:
Weighted average common shares outstanding-basic	71,554	71,474	71,329	71,514	71,280
Weighted average common shares outstanding-diluted	72,272	72,141	72,026	72,207	71,966
Basic earnings per share	$0.97	$0.88	$0.97	$1.85	$1.97
Diluted earnings per share	0.96	0.87	0.96	1.84	1.95
Diluted earnings per share, excluding significant items (non-GAAP)	1.06	1.02	0.96	2.07	1.91
Cash dividends declared per common share	0.34	0.34	0.28	0.68	0.56
Key ratios (annualized where applicable):
Return on average assets	1.27%	1.17%	1.39%	1.22%	1.43%
Return on average tangible shareholders' equity, excluding significant items (non-GAAP)	17.3%	17.2%	17.8%	17.2%	18.0%
Net interest margin (tax-equivalent basis) (non-GAAP)	3.36%	3.42%	3.59%	3.39%	3.58%
Efficiency ratio - GAAP	54.6%	58.1%	53.5%	56.3%	53.1%
Efficiency ratio - adjusted (non-GAAP)	51.3%	51.7%	51.2%	51.5%	51.4%

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018
Summary of Operations
Interest income	$221,428	$213,981	$210,103	$198,377	$189,582	$177,934
Interest expense	56,267	51,157	46,651	38,896	32,045	26,071
Net interest income	165,161	162,824	163,452	159,481	157,537	151,863
Provision for loan losses	7,502	2,059	8,894	6,028	9,572	6,256
Net interest income after provision for loan losses	157,659	160,765	154,558	153,453	147,965	145,607
Noninterest income	38,164	24,857	32,047	37,917	38,018	40,554
Operating expenses, excluding merger expenses and impairment of income tax credits (non-GAAP)	107,690	103,591	102,594	106,499	102,845	99,976
Merger expenses	3,042	5,424	—	—	—	—
Impairment of income tax credits	271	—	5,772	3,162	1,716	1,634
Income before income taxes	84,820	76,607	78,239	81,709	81,422	84,551
Income tax expense	15,226	13,665	5,200	11,312	12,434	12,955
Net income	$69,594	$62,942	$73,039	$70,397	$68,988	$71,596
Significant items, net of tax	6,714	10,326	2,233	(735)	23	(2,964)
Net income, excluding significant items	$76,308	$73,268	$75,272	$69,662	$69,011	$68,632

Per Common Share Data
Net income:
Basic	$0.97	$0.88	$1.02	$0.99	$0.97	$1.01
Diluted	0.96	0.87	1.01	0.98	0.96	0.99
Diluted, excluding significant items (non-GAAP)	1.06	1.02	1.04	0.97	0.96	0.95
Cash dividends declared	0.34	0.34	0.34	0.34	0.28	0.28
Book value - period-end	41.27	40.50	39.69	39.04	38.52	37.91
Tangible book value - period-end (non-GAAP)	25.18	24.39	23.54	22.87	22.33	21.68
Market value - period-end	41.11	41.16	36.61	53.40	55.67	54.68

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis) (non-GAAP)	3.36%	3.42%	3.49%	3.48%	3.59%	3.56%
Efficiency ratio - adjusted (non-GAAP)	51.3%	51.7%	50.4%	52.8%	51.2%	51.6%
Return on average assets	1.27%	1.17%	1.39%	1.37%	1.39%	1.47%
Return on average assets, excluding significant items (non-GAAP)	1.39%	1.36%	1.44%	1.36%	1.39%	1.41%
Return on average shareholders' equity	9.5%	8.8%	10.4%	10.2%	10.2%	10.7%
Return on average tangible shareholders' equity (non-GAAP)	15.7%	14.8%	17.8%	17.5%	17.8%	19.0%
Return on average tangible shareholders' equity, excluding significant items (non-GAAP)	17.3%	17.2%	18.3%	17.3%	17.8%	18.2%
Average shareholders' equity as a percent of average assets	13.3%	13.3%	13.4%	13.5%	13.6%	13.7%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets (non-GAAP)	8.4%	8.5%	8.3%	8.3%	8.3%	8.3%
Total risk-based capital ratio (1)	11.5%	11.7%	11.5%	11.7%	11.4%	11.2%

(1)	Estimated at June 30, 2019.

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates(1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$15,514,181	$189,612	4.90%	$15,323,704	$184,058	4.86%	$14,389,574	$166,125	4.63%
Taxable investment securities	2,889,273	21,214	2.94	2,631,161	20,501	3.12	2,019,003	14,706	2.91
Tax-exempt investment securities(1)	1,137,426	9,231	3.25	1,154,348	9,066	3.14	1,020,567	7,592	2.98
Other interest-earning assets	194,798	2,401	4.94	193,326	1,738	3.65	189,654	2,189	4.63
Interest-bearing deposits with the FRB, other banks and federal funds sold	280,507	1,641	2.35	221,116	1,280	2.35	228,464	1,301	2.28
Total interest-earning assets	20,016,185	224,099	4.49	19,523,655	216,643	4.48	17,847,262	191,913	4.31
Less: allowance for loan losses	(111,759)			(110,852)			(96,332)
Other assets:
Cash and cash due from banks	165,880			186,849			219,751
Premises and equipment	122,969			123,470			126,570
Interest receivable and other assets	1,812,220			1,791,876			1,753,742
Total assets	$22,005,495			$21,514,998			$19,850,993
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing checking deposits	$3,258,584	$6,802	0.84%	$3,375,841	$6,721	0.81%	$2,597,610	$1,393	0.22%
Savings deposits	4,548,195	11,945	1.05	4,532,107	11,257	1.01	4,116,683	6,074	0.59
Time deposits	4,430,521	23,264	2.11	4,287,346	21,020	1.99	3,468,395	12,240	1.42
Collateralized customer deposits	305,019	537	0.71	359,230	627	0.71	399,911	641	0.64
Short-term borrowings	1,974,945	11,345	2.30	1,653,222	9,178	2.25	2,249,655	10,408	1.86
Long-term borrowings	426,046	2,374	2.23	426,011	2,354	2.24	336,985	1,289	1.53
Total interest-bearing liabilities	14,943,310	56,267	1.51	14,633,757	51,157	1.42	13,169,239	32,045	0.98
Noninterest-bearing deposits	3,840,835	—	—	3,753,929	—	—	3,792,803	—	—
Total deposits and borrowed funds	18,784,145	56,267	1.20	18,387,686	51,157	1.13	16,962,042	32,045	0.76
Interest payable and other liabilities	301,139			271,597			181,605
Shareholders' equity	2,920,211			2,855,715			2,707,346
Total liabilities and shareholders' equity	$22,005,495			$21,514,998			$19,850,993
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			2.98%			3.06%			3.33%
Net Interest Income (FTE)		$167,832			$165,486			$159,868
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.36%			3.42%			3.59%
Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$167,832			$165,486			$159,868
Adjustments for taxable equivalent interest (1):
Loans		(737)			(766)			(737)
Tax-exempt investment securities		(1,934)			(1,896)			(1,594)
Total taxable equivalent interest adjustments		(2,671)			(2,662)			(2,331)
Net interest income (GAAP)		$165,161			$162,824			$157,537
Net interest margin (GAAP)		3.31%			3.38%			3.54%

(1)
Fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.

(2)	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Tax equivalent interest also includes net loan fees.

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates (1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$15,419,468	$373,670	4.88%	$14,307,705	$323,693	4.55%
Taxable investment securities	2,760,930	41,715	3.02	1,901,154	27,125	2.85
Tax-exempt investment securities (1)	1,145,841	18,296	3.19	1,015,358	14,625	2.88
Other interest-earning assets	194,066	4,139	4.30	184,895	4,090	4.46
Interest-bearing deposits with the FRB, other banks and federal funds sold	250,976	2,921	2.35	245,592	2,541	2.09
Total interest-earning assets	19,771,281	440,741	4.48	17,654,704	372,074	4.24
Less: allowance for loan losses	(111,308)			(94,500)
Other assets:
Cash and cash due from banks	176,307			223,186
Premises and equipment	123,218			126,656
Interest receivable and other assets	1,802,104			1,745,475
Total assets	$21,761,602			$19,655,521
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$3,316,889	$13,523	0.82%	$2,681,970	$2,618	0.20%
Savings deposits	4,540,195	23,202	1.03	4,082,036	11,011	0.54
Time deposits	4,359,329	44,284	2.05	3,366,051	21,995	1.32
Collateralized customer deposits	331,975	1,164	0.71	404,468	1,165	0.58
Short-term borrowings	1,814,972	20,523	2.28	2,153,069	18,574	1.74
Long-term borrowings	426,029	4,728	2.24	354,909	2,753	1.56
Total interest-bearing liabilities	14,789,389	107,424	1.46	13,042,503	58,116	0.90
Noninterest-bearing deposits	3,797,622	—	—	3,740,979	—	—
Total deposits and borrowed funds	18,587,011	107,424	1.17	16,783,482	58,116	0.70
Interest payable and other liabilities	286,449			184,096
Shareholders' equity	2,888,142			2,687,943
Total liabilities and shareholders' equity	$21,761,602			$19,655,521
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.02%			3.34%
Net Interest Income (FTE)		$333,317			$313,958
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.39%			3.58%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$333,317			$313,958
Adjustments for taxable equivalent interest (1):
Loans		(1,503)			(1,487)
Tax-exempt investment securities		(3,829)			(3,071)
Total taxable equivalent interest adjustments		(5,332)			(4,558)
Net interest income (GAAP)		$327,985			$309,400
Net interest margin (GAAP)		3.35%			3.53%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Tax equivalent interest also includes net loan fees.

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018

Noninterest income
Service charges and fees on deposit accounts	$8,247	$7,967	$8,654	$9,319	$9,690	$9,434
Wealth management revenue	6,966	5,872	6,457	6,040	7,188	6,311
Other fees for customer services(1)	1,338	1,372	1,379	1,067	1,050	1,164
Electronic banking fees(1)	4,417	3,452	5,127	4,282	3,749	3,619
Net gain on sale of loans and other mortgage banking revenue(2)	9,989	8,540	6,804	8,905	8,874	8,783
Change in fair value in loan servicing rights(2)	(5,457)	(7,646)	(2,827)	932	(30)	3,752
Gain (loss) on sale of investment securities	4,160	87	221	—	3	—
Bank-owned life insurance(3)	2,195	1,709	273	1,167	1,669	891
Other(3)	6,309	3,504	5,959	6,205	5,825	6,600
Total noninterest income	$38,164	$24,857	$32,047	$37,917	$38,018	$40,554

(1)	Included within the line item "Other charges and fees for customer services" in the Consolidated Statements of Income.

(2)	Included within the line item "Net gain on sale of loans and other mortgage banking revenue" in the Consolidated Statements of Income.

(3)	Included within the line item "Other" noninterest income in the Consolidated Statements of Income.

	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018

Operating expenses
Salaries and wages(1)	$53,157	$50,131	$48,486	$49,182	$47,810	$45,644
Employee benefits(1)	8,972	9,886	8,342	7,712	8,338	9,913
Occupancy	7,786	8,277	7,360	8,620	7,679	8,011
Equipment and software	7,076	6,979	7,641	8,185	8,276	7,659
Outside processing and service fees	12,206	11,726	11,698	12,660	10,673	10,356
FDIC insurance premiums(2)	3,100	3,323	3,583	4,823	4,473	5,629
Professional fees(2)	3,684	2,743	3,758	3,399	3,004	2,458
Intangible asset amortization(2)	1,360	1,361	1,426	1,426	1,425	1,439
Credit-related expenses(2)	744	660	829	1,239	1,467	1,306
Merger expenses	3,042	5,424	—	—	—	—
Impairment of income tax credit(2)	271	—	5,772	3,162	1,716	1,634
Other(2)	9,605	8,505	9,471	9,253	9,700	7,561
Total operating expenses	$111,003	$109,015	$108,366	$109,661	$104,561	$101,610

(1)	Included within the line item "Salaries, wages and employee benefits" in the Consolidated Statements of Income.

(2)	Included within the line item "Other" operating expenses in the Consolidated Statements of Income.

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

			Loan Growth(1)				Loan Growth
	June 30, 2019	March 31, 2019	Three Months Ended June 30, 2019	December 31, 2018	September 30, 2018	June 30, 2018	Twelve Months Ended June 30, 2019

Composition of Loans
Commercial loan portfolio:
Commercial	$4,347,885	$4,054,072	29.0%	$4,002,568	$3,719,922	$3,576,438	21.6%
Commercial real estate:
Owner-occupied	2,024,561	2,050,430	(5.0)	2,059,557	1,897,934	1,863,563	8.6
Non-owner occupied	2,772,677	2,736,320	5.3	2,785,020	2,739,700	2,728,103	1.6
Vacant land	49,962	48,419	12.7	67,510	73,987	79,606	(37.2)
Total commercial real estate	4,847,200	4,835,169	1.0	4,912,087	4,711,621	4,671,272	3.8
Real estate construction	700,770	622,590	50.2	597,212	622,147	618,985	13.2
Subtotal - commercial loans	9,895,855	9,511,831	16.1	9,511,867	9,053,690	8,866,695	11.6
Consumer loan portfolio:
Residential mortgage	3,666,613	3,549,617	13.2	3,458,666	3,391,987	3,325,277	10.3
Consumer installment	1,552,835	1,504,441	12.9	1,521,074	1,560,265	1,587,327	(2.2)
Home equity	746,600	758,159	(6.1)	778,172	790,310	800,394	(6.7)
Subtotal - consumer loans	5,966,048	5,812,217	10.6	5,757,912	5,742,562	5,712,998	4.4
Total loans	$15,861,903	$15,324,048	14.0%	$15,269,779	$14,796,252	$14,579,693	8.8%
(1) Annualized

			Deposit Growth(1)				Deposit Growth
	June 30, 2019	March 31, 2019	Three Months Ended June 30, 2019	December 31, 2018	September 30, 2018	June 30, 2018	Twelve Months Ended June 30, 2019
Composition of Deposits
Noninterest-bearing demand	$3,925,777	$3,835,427	9.4%	$3,809,252	$4,015,323	$3,894,259	0.8%
Savings and money market accounts	4,216,087	4,197,044	1.8	4,092,082	4,220,658	3,841,540	9.7
Interest-bearing checking	3,187,997	3,418,864	(27.0)	3,316,278	3,037,289	2,514,232	26.8
Brokered deposits	1,107,613	1,034,929	28.1	985,522	915,348	1,087,959	1.8
Other time deposits	3,441,962	3,575,735	(15.0)	3,390,148	3,256,234	3,213,546	7.1
Total deposits	$15,879,436	$16,061,999	(4.5)%	$15,593,282	$15,444,852	$14,551,536	9.1%
(1) Annualized

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Additional Data - Intangibles
Goodwill	$1,134,568	$1,134,568	$1,134,568	$1,134,568	$1,134,568	$1,134,568
Loan servicing rights	60,658	64,701	71,013	72,707	70,364	68,837
Core deposit intangibles (CDI)	25,835	27,195	28,556	29,981	31,407	32,833

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Nonperforming Assets
Nonperforming Loans (1):
Nonaccrual loans:
Commercial	$37,762	$33,715	$30,139	$25,328	$20,741	$20,000
Commercial real estate:
Owner-occupied	20,814	18,234	16,056	14,936	16,103	19,855
Non-owner occupied	21,639	19,430	23,021	8,991	9,168	5,489
Vacant land	1,446	2,153	3,337	4,711	3,135	4,829
Total commercial real estate	43,899	39,817	42,414	28,638	28,406	30,173
Real estate construction	3,501	3,663	12	28,477	5,704	77
Residential mortgage	7,636	7,665	7,988	9,611	7,974	7,621
Consumer installment	1,411	1,191	1,276	1,350	945	922
Home equity	3,487	3,273	3,604	3,269	2,972	3,039
Total nonaccrual loans(1)	97,696	89,324	85,433	96,673	66,742	61,832
Other real estate and repossessed assets	8,267	9,106	6,256	6,584	5,828	7,719
Total nonperforming assets	$105,963	$98,430	$91,689	$103,257	$72,570	$69,551
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	$146	$544	$—	$632	$472	$322
Commercial real estate:
Owner-occupied	—	—	52	47	461	—
Non-owner occupied	—	—	887	—	—	—
Vacant land	—	—	—	—	16	—
Total commercial real estate	—	—	939	47	477	—
Real estate construction	—	—	—	38	—	—
Home equity	—	—	488	475	713	913
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$146	$544	$1,427	$1,192	$1,662	$1,235

(1)
Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest we expect to collect on these loans.

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	Six Months Ended
							June 30, 2019	June 30, 2018
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$110,284	$109,564	$103,071	$100,015	$94,762	$91,887	$109,564	$91,887
Provision for loan losses	7,502	2,479	9,444	5,058	9,572	6,256	9,981	15,828
Net loan (charge-offs) recoveries:
Commercial	(1,080)	(287)	(627)	(564)	(517)	(1,252)	(1,367)	(1,769)
Commercial real estate:
Owner-occupied	116	(532)	(153)	255	(1,656)	341	(416)	(1,315)
Non-owner occupied	11	219	(544)	392	92	(456)	230	(364)
Vacant land	(5)	(13)	—	2	(921)	(448)	(18)	(1,369)
Total commercial real estate	122	(326)	(697)	649	(2,485)	(563)	(204)	(3,048)
Real estate construction	—	—	—	—	—	26	—	26
Residential mortgage	170	(76)	(243)	(773)	(88)	(53)	94	(141)
Consumer installment	(1,060)	(1,133)	(1,293)	(1,410)	(994)	(997)	(2,193)	(1,991)
Home equity	29	63	(91)	96	(235)	(542)	92	(777)
Net loan charge-offs	(1,819)	(1,759)	(2,951)	(2,002)	(4,319)	(3,381)	(3,578)	(7,700)
Allowance for loan losses - end of period	115,967	110,284	109,564	103,071	100,015	94,762	115,967	100,015
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	420	970	—	—	—	420	—
Provision for loan losses	—	(420)	(550)	970	—	—	(420)	—
Allowance for loan losses - end of period	—	—	420	970	—	—	—	—
Total allowance for loan losses	$115,967	$110,284	$109,984	$104,041	$100,015	$94,762	$115,967	$100,015
Net loan charge-offs as a percent of average loans (annualized)	0.05%	0.05%	0.08%	0.05%	0.12%	0.10%	0.05%	0.11%

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Originated loans	$12,871,110	$12,142,274	$11,844,756	$11,145,442	$10,696,533	$10,012,516
Acquired loans	2,990,793	3,181,774	3,425,023	3,650,810	3,883,160	4,206,231
Total loans	$15,861,903	$15,324,048	$15,269,779	$14,796,252	$14,579,693	$14,218,747

Allowance for loan losses (originated loan portfolio) as a percent of:
Total originated loans	0.90%	0.91%	0.93%	0.93%	0.94%	0.95%
Nonperforming loans	118.7%	123.5%	128.2%	106.6%	149.9%	153.3%
Credit mark as a percent of unpaid principal balance on acquired loans	1.4%	1.5%	1.7%	1.7%	1.8%	1.8%

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands)

	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	Six Months Ended
							June 30, 2019	June 30, 2018
Non-GAAP Operating Results
Net Income
Net income, as reported	$69,594	$62,942	$73,039	$70,397	$68,988	$71,596	$132,536	$140,584
Merger expenses	3,042	5,424	—	—	—	—	8,466	—
Loan servicing rights change in fair value (gains) losses	5,457	7,646	2,827	(932)	30	(3,752)	13,103	(3,722)
Significant items	8,499	13,070	2,827	(932)	30	(3,752)	21,569	(3,722)
Income tax benefit(1)	(1,785)	(2,744)	(594)	197	(7)	788	(4,529)	781
Significant items, net of tax	6,714	10,326	2,233	(735)	23	(2,964)	17,040	(2,941)
Net income, excluding significant items	$76,308	$73,268	$75,272	$69,662	$69,011	$68,632	$149,576	$137,643
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.96	$0.87	$1.01	$0.98	$0.96	$0.99	$1.84	$1.95
Effect of significant items, net of tax	0.10	0.15	0.03	(0.01)	—	(0.04)	0.23	(0.04)
Diluted earnings per share, excluding significant items	$1.06	$1.02	$1.04	$0.97	$0.96	$0.95	$2.07	$1.91
Return on Average Assets
Return on average assets, as reported	1.27%	1.17%	1.39%	1.37%	1.39%	1.47%	1.22%	1.43%
Effect of significant items, net of tax	0.12	0.19	0.05	(0.01)	—	(0.06)	0.15	(0.03)
Return on average assets, excluding significant items	1.39%	1.36%	1.44%	1.36%	1.39%	1.41%	1.37%	1.40%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	9.5%	8.8%	10.4%	10.2%	10.2%	10.7%	9.2%	10.5%
Effect of significant items, net of tax	1.0	1.5	0.4	(0.1)	—	(0.4)	1.2	(0.3)
Return on average shareholders' equity, excluding significant items	10.5%	10.3%	10.8%	10.1%	10.2%	10.3%	10.4%	10.2%
Return on Average Tangible Shareholders' Equity
Average shareholders' equity	$2,920,211	$2,855,715	$2,798,498	$2,769,101	$2,707,346	$2,668,325	$2,888,142	$2,687,943
Average goodwill and core deposit intangibles, net of tax	1,152,110	1,153,275	1,154,469	1,155,679	1,156,877	1,158,084	1,152,689	1,157,482
Average tangible shareholders' equity	$1,768,101	$1,702,440	$1,644,029	$1,613,422	$1,550,469	$1,510,241	$1,735,453	$1,530,461
Return on average tangible shareholders' equity	15.7%	14.8%	17.8%	17.5%	17.8%	19.0%	15.3%	18.4%
Effect of significant items, net of tax	1.6	2.4	0.5	(0.2)	—	(0.8)	1.9	(0.4)
Return on average tangible shareholders' equity, excluding significant items	17.3%	17.2%	18.3%	17.3%	17.8%	18.2%	17.2%	18.0%

(1)	Assumes significant items are deductible at an income tax rate of 21%.

Chemical Financial Corporation Announces 2019 Second Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	Six Months Ended
							June 30, 2019	June 30, 2018
Efficiency Ratio and Operating Expense, Core
Net interest income	$165,161	$162,824	$163,452	$159,481	$157,537	$151,863	$327,985	$309,400
Noninterest income	38,164	24,857	32,047	37,917	38,018	40,554	63,021	78,572
Total revenue - GAAP	203,325	187,681	195,499	197,398	195,555	192,417	391,006	387,972
Net interest income FTE adjustment	2,671	2,662	2,514	2,386	2,331	2,227	5,332	4,558
Loan servicing rights change in fair value (gains) losses	5,457	7,646	2,827	(932)	30	(3,752)	13,103	(3,722)
Gains from sale of investment securities	(4,160)	(87)	(221)	—	(3)	—	(4,247)	(3)
Total revenue - Non-GAAP	$207,293	$197,902	$200,619	$198,852	$197,913	$190,892	$405,194	$388,805
Operating expenses - GAAP	$111,003	$109,015	$108,366	$109,661	$104,561	$101,610	$220,018	$206,171
Merger expenses	(3,042)	(5,424)	—	—	—	—	(8,466)	—
Impairment of income tax credits	(271)	—	(5,772)	(3,162)	(1,716)	(1,634)	(271)	(3,350)
Operating expense, core - Non-GAAP	107,690	103,591	102,594	106,499	102,845	99,976	211,281	202,821
Amortization of intangibles	(1,360)	(1,361)	(1,426)	(1,426)	(1,425)	(1,439)	(2,721)	(2,864)
Operating expenses, efficiency ratio - Non-GAAP	$106,330	$102,230	$101,168	$105,073	$101,420	$98,537	$208,560	$199,957
Efficiency ratio - GAAP	54.6%	58.1%	55.4%	55.6%	53.5%	52.8%	56.3%	53.1%
Efficiency ratio - adjusted Non-GAAP	51.3%	51.7%	50.4%	52.8%	51.2%	51.6%	51.5%	51.4%

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Tangible Book Value
Shareholders' equity, as reported	$2,953,535	$2,897,509	$2,836,260	$2,788,924	$2,750,999	$2,704,703
Goodwill and core deposit intangibles, net of tax	(1,151,532)	(1,152,705)	(1,153,877)	(1,155,083)	(1,156,307)	(1,157,505)
Tangible shareholders' equity	$1,802,003	$1,744,804	$1,682,383	$1,633,841	$1,594,692	$1,547,198
Common shares outstanding	71,559	71,551	71,460	71,438	71,418	71,350
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$41.27	$40.50	$39.69	$39.04	$38.52	$37.91
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$25.18	$24.39	$23.54	$22.87	$22.33	$21.68
Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$22,491,765	$21,800,313	$21,498,341	$20,905,489	$20,282,603	$19,757,510
Goodwill and core deposit intangibles, net of tax	(1,151,532)	(1,152,705)	(1,153,877)	(1,155,083)	(1,156,307)	(1,157,505)
Tangible assets	$21,340,233	$20,647,608	$20,344,464	$19,750,406	$19,126,296	$18,600,005
Shareholders' equity to total assets	13.1%	13.3%	13.2%	13.3%	13.6%	13.7%
Tangible shareholders' equity to tangible assets	8.4%	8.5%	8.3%	8.3%	8.3%	8.3%